Exhibit 99.2

675 Bering Dr. Suite 400
Houston, Texas 77057
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — February 26, 2015 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.06 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on March 23, 2015 to stockholders of record at the close of business on March 12, 2015.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 92 locations in 83 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.